                                                                    Exhibit 3(a)

                                   CERTIFICATE
                                       OF
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                                FERRO CORPORATION


         Adolph Posnick, who is Chairman of the Board of Directors and Paul B. Campbell, who is Secretary, of the above-named Ohio corporation for profit with its principal location at Cleveland, Ohio, do hereby certify that a meeting of the Board of Directors was duly called on April 28, 1989, at which meeting the following Eleventh Amended Articles of Incorporation were adopted in accordance with Section 1701.72(B) of the Ohio Revised Code to supersede and take the place of the existing Tenth Amended Articles of Incorporation and all amendments thereto, including the amendment thereto approved by the requisite vote of the shareholders on that date.

                   ELEVENTH AMENDED ARTICLES OF INCORPORATION
                              OF FERRO CORPORATION

         FIRST:  The name of the corporation shall be Ferro Corporation.

         SECOND: The place in the State of Ohio where its principal office is to be located is the City of Cleveland, Cuyahoga County.

         THIRD:  The purpose or purposes for which it is formed are:

            (1) Manufacturing, buying, selling, and dealing in enamels and enameled wares and products of all kinds; applying enamel to metals and other materials.

            (2) Developing, manufacturing, buying, selling, and dealing in paints, lacquers, and other coatings or finishes or constituents thereof; chemicals and other products, natural or synthetic, of all kinds.

            (3) Designing, manufacturing, erecting, installing, equipping, buying, selling, and dealing in furnaces, smelters, kilns, ovens, and all manner of articles, devices, appliances, machinery, tools, materials and equipment for industrial, commercial or domestic use, and parts or elements thereof.

            (4) The doing of all such further acts and things as are necessary, convenient or expedient to accomplish the purposes aforesaid and as otherwise permitted by law.

         FOURTH: The number of shares which the Corporation is authorized to have outstanding is 77,000,000, consisting of 2,000,000 shares of Serial Preferred Stock without Par

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Value (hereinafter called "Serial Preferred Stock") and 75,000,000 shares of
Common Stock of the Par Value of $1.00 each (hereinafter called "Common Stock").

         No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

         The shares of such classes shall have the following express terms:


                                   DIVISION A

                   EXPRESS TERMS OF THE SERIAL PREFERRED STOCK


         SECTION 1. The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 7, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                  (a) The designation of the series, which may be by distinguishing number, letter, or title.

                  (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                  (c) The annual dividend rate of the series.

                  (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

                  (e) The redemption rights and price or prices, if any, for shares of the series.

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (g) The amounts payable on shares of the series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation.

                  (h) Whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which conversion may be made; provided, however, that in no event shall the number of shares of Common Stock issuable upon conversion of the Serial Preferred Stock exceed 2,000,000 shares plus such additional shares as may be required to be issued pursuant to anti-dilution provisions of any Serial Preferred Stock.

                  (i) Restrictions (in addition to those set forth in Sections 5(b) and 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this
Section 1.

         SECTION 2. The holders of Serial Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

         SECTION 3. In no event so long as any Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired, or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation subsequent to January 1, 1984):

                  (a) Unless all accrued and unpaid dividends on Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                  (b) Unless there shall be no arrearages with respect to the redemption of Serial Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

         SECTION 4. (a) The holders of Serial Preferred Stock of any series shall, in case of liquidation, dissolution, or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preferred Stock:

                  (i) in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division; or

                  (ii) in the event of any involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, $25 per share;

plus in either event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution, or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

         After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this
Section 4.

         SECTION 5. (a) The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters.

         If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five percent (35%) of the outstanding shares of Serial Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

         In the event of default entitling the holders of Serial Preferred Stock to elect two (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided. The two directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of directors of the Corporation or require the resignation of any director elected otherwise than pursuant to such provisions. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Serial Preferred Stock shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                  (b) The affirmative vote of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote):

                  (i) Any amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration, or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of shares at the time outstanding of the series so affected shall be required;

                  (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Stock; or

                  (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends upon all Serial Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                  (c) The affirmative vote of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote):

                  (i) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business, or its consolidation with or merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Stock except the same number of shares ranking prior to or on a parity with the Serial Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                  (ii) The authorization of any shares ranking on a parity with the Serial Preferred Stock or an increase in the authorized number of shares of Serial Preferred Stock.

         SECTION 6. For the purpose of this Division A: Whenever reference is made to shares "ranking prior to the Serial Preferred Stock" or "on a parity with the Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of holders of Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Stock.


                                  DIVISION A-1

                       EXPRESS TERMS OF THE SERIES A ESOP
                           CONVERTIBLE PREFERRED STOCK

         There is hereby established, in accordance with and subject to the provisions of Division A of the Corporation's Amended Articles of Incorporation, a first series of the Serial Preferred Stock to which Sections 2 through 6, both inclusive, of such Division A and the following provisions shall be applicable:

         SECTION 1.  Designation of Series; Restrictions on Issuance.

         (a) The series shall be designated "Series A ESOP Convertible Preferred Stock" (hereinafter called the "Series A Preferred Stock").

         (b) The shares of the Series A Preferred Stock shall be issued only to National City Bank, as trustee, or any successor trustee (the "trustee") of the Ferro Corporation Savings and Stock Ownership Plan, as the same may be amended, or any successor plan (the "Plan") or the trustee's pledgee holding such shares as security for loans made to such trustee on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation. All references to the holder of the shares of the Series A Preferred Stock shall mean the trustee or such trustee's pledgee. In the event of any transfer of any shares of Series A Preferred Stock to any person other than any such Plan trustee or pledgee, the shares of Series A Preferred Stock so transferred upon such transfer and without any further action by the Corporation or the holder, shall automatically be converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of the Series A Preferred Stock into shares of Common Stock pursuant to Section 8 of Division A-1 and no such transferee shall have any of the voting powers, preferences and any relative, participating, optional or special rights ascribed to shares of the Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of the Series A Preferred Stock shall be so converted. Certificates representing shares of the Series A Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Section 1(b) of Division A-1, shares of the Series A Preferred Stock (i) may be converted into shares of Common Stock pursuant to
Section 8 of Division A-1 and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 5 and 8 of this Division A-1.

         SECTION 2. Number of Shares. The number of shares of the Series A Preferred Stock is 1,762,500 which number from time to time may be increased or decreased (but not below the number of shares of the series then outstanding) by the Board of Directors.

         SECTION 3. Dividend Rate. Subject to any provisions for adjustment hereinafter set forth, the holders of shares of the Series A Preferred Stock shall be entitled to receive cash dividends ("Preferred Dividends") in an amount equal to seven percent (7%) of the Redemption Price per share per annum. If the Redemption Price is adjusted in accordance with Section 5(d) of this Division A-1, Preferred Dividends shall accrue from the date of initial issuance of the Series A Preferred Stock based upon the Redemption Price as so adjusted.

         SECTION 4. Dividend Payment Dates; Cumulation Date. Preferred Dividends shall be payable in equal installments quarterly in arrears, on the last day of March, June, September and December of each year commencing June 30, 1989 to holders of record at the beginning of business on such dividend payment date, except that the Preferred Dividends payable on June 30, 1989, for the period from the date of issuance of the Series A Preferred Stock until such date, shall be based upon the rate set forth in Section 3 of this Division A-1 and the number of days elapsed from the date of issuance of such stock. Preferred Dividends on outstanding shares of Series A Preferred Stock shall be cumulative from the date of the issuance of such shares. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time. Preferred Dividends accrued on the shares of Series A Preferred Stock for any period less than a full quarterly period between dividend payment dates shall be computed on the basis of a 360-day year of 30-day months. In the event that any dividend payment date shall occur on any day other than a "Business Day" (as defined in Section 8(n)(vii) of Division A-1), the dividend payment due on such dividend payment date shall be paid on the Business Day immediately preceding such dividend payment date. Accrued but unpaid Preferred Dividends shall cumulate as of the dividend payment date on which they first become payable, but no interest shall be payable on accrued but unpaid Preferred Dividends.

         SECTION 5.  Redemption.

         (a) The shares of the Series A Preferred Stock shall be subject to mandatory redemption by the Corporation upon the occurrence of the following event:

                  (i) If the affirmative vote of the holders of at least a majority of the shares of all Serial Preferred Stock at the time outstanding and voting separately as a class is not obtained at any meeting called pursuant to Section 5(c)(i) of Division A of the Amended Articles of Incorporation with respect to any matters that are described therein and if, in the absence of such Section 5(c)(i), the holders of the Serial Preferred Stock would not have had the right as a matter of law to vote separately as a class on such matters, and if all required voting approvals with respect to such matters have been obtained from the holders of the Common Stock and, in the judgment of the Board of Directors, all other material conditions to the consummation of such matters are likely to be satisfied.

         (b) The shares of the Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the holder, at any time or from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption:

                  (i) When, to the extent and in the number of shares necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, or to provide for loans to or withdrawals by participants under, the Plan; or

                  (ii) When, to the extent and in the number of shares necessary for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on any promissory note of the trustee under the Plan or any indebtedness incurred by the holder for the benefit of the Plan.

         (c) The shares of the Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation:

                  (i) At any time after July 1, 1999; or

                  (ii) If the exclusion of interest received by any lender on any borrowings by the trustee of the Plan (or any indebtedness incurred by the holder for the benefit of the Plan) from the lender's income pursuant to Section 133 or any successor provision of the Internal Revenue Code of 1986, as the same may be amended and in effect from time to time (the "Code") is reduced to a percentage amount less than fifty percent (50%); or

                  (iii) If the Corporation terminates the Plan or terminates future contributions to the Plan.

         (d) In any redemption of the Series A Preferred Stock other than under
Section 5(c)(iii) of this Division A-1, the redemption price per share initially shall be $46.375, adjusted as provided in the next succeeding sentence (as so adjusted, the "Redemption Price"), plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. The initial Redemption Price of $46.375 per share shall be adjusted to the average of the Current Market Price of the Common Stock on each of the third, fourth and fifth full Unaffected Trading Days after the initial issuance of Series A Preferred Stock; provided, however, that (i) the initial Redemption Price may be reduced, but not increased, and (ii) the initial Redemption Price may not be reduced below $40 per share. If an adjustment to the initial Redemption Price is required pursuant to the next preceding sentence, the Corporation shall forthwith place on file with the Secretary of the Corporation and deliver to the holders of the Series A Preferred Stock a statement signed by two officers of the Corporation stating the adjusted Redemption Price and setting forth in reasonable detail such facts as shall be necessary to show the determination of the adjusted Redemption Price.

         (e) In the event of a redemption of any shares of the Series A Preferred Stock under Section 5(c)(iii) of this Division A-1, the Corporation shall pay the Redemption Price plus an additional amount as follows:

          During the Twelve-
        Month Period Beginning                       Percentage of
               April 24                            Redemption Price
        ----------------------                     ----------------

                1989.....................................7.0%
                1990.....................................6.3
                1991.....................................5.6
                1992.....................................4.9
                1993.....................................4.2
                1994.....................................3.5
                1995.....................................2.8
                1996.....................................2.1
                1997.....................................1.4
                1998.......................................7

and thereafter the Redemption Price, and no additional amount, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

         (f) Payment of the Redemption Price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (i) of this Section 5 of Division A-1. From and after the date fixed for redemption, dividends on shares of the Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares shall cease, except the right to receive the Redemption Price. If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, then except in the case of a redemption under Section 5(b) or 5(c)(ii) above of Division A-1, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

         (g) In the event (i) there is a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Code as in effect on the date of the initial issuance of the Series A Preferred Stock, or (ii) the Plan, as the same may be amended, or any successor plan is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a) or 4975(e)(7) of the Code, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in this Section 5 of Division A-1, elect to redeem such shares for the Redemption Price.

         (h) Unless otherwise required by law, notice of redemption will be sent to the holders of the Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption

Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio and number of shares of Common Stock issuable upon conversion of a share of the Series A Preferred Stock at the time. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and for the Redemption Price.

         (i) The Corporation, at its option, may make payment of the Redemption Price required upon redemption of shares of the Series A Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph (n) of Section 8 of Division A-1).

         SECTION 6. Sinking Fund. There shall be no sinking fund established or provided by the Corporation for the purchase or redemption of shares of the Series A Preferred Stock.

         SECTION 7. Voluntary Liquidation. The amount payable on shares of the Series A Preferred Stock in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation shall be the Redemption Price plus all accrued and unpaid dividends thereon to the date fixed for distribution, and no more.

         SECTION 8. Conversion Rights.

         (a) A holder of shares of the Series A Preferred Stock shall be entitled, at any time (or in the case of shares called for redemption, then until the close of business on the Business Day before the date fixed for redemption of such shares pursuant to Section 5 or this Section 8 of Division A-1) to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of .77 of a share of Common Stock for each one share of Series A Preferred Stock, and which shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the "Conversion Ratio").

         (b) Any holder of shares of the Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of the Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of the Series A Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

         (c) Upon surrender of a certificate representing a share or shares of the Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of the Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of the Series A Preferred Stock which shall not have been converted.

         (d) The Issuance by the Corporation of shares of Common Stock upon a conversion of shares of the Series A Preferred Stock into shares of Common Stock shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of the Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided herein. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of the Series A Preferred Stock on a dividend payment date if such dividend payment date for such dividend shall be subsequent to the effective date of conversion of such shares. The stated capital of each share of Common Stock issued upon a conversion of shares of the Series A Preferred Stock shall be the par value of such Common Stock.

         (e) The Corporation shall not be obligated to deliver to holders of the Series A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of the Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

         (f) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of the Series A Preferred Stock as contemplated by this
Section 8 of Division A-1, the Corporation shall issue together with each share of Common Stock a right to purchase Common Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement between the Corporation and National City Bank dated as of March 21, 1986, as amended March 31, 1989, and as the same may be further amended from time to time thereafter and any successor agreement thereto (the "Rights Agreement"), or any rights issued to holders of the Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable or tradeable separately from the Common Stock at such time, but only if such rights are outstanding and have not expired or been redeemed or exchanged.

         (g) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock and/or Common Stock held in its treasury, solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of the Series A Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of the Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

         (h) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding,
(i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraphs (p), (q) and (r) of this Section 8 of Division A-1 do not apply) or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to this paragraph 8(h) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

         (i) In the event that the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock or any right or warrant issued pursuant to the Rights Agreement) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs
(l) and (m) of this Section 8 of Division A-1, the Conversion Ratio in effect immediately prior to such issuance shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants and (ii) the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants, and the denominator of which shall be the sum of (i) number of shares of Common Stock outstanding immediately before such issuance of rights or warrants and (ii) the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         (j) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) the Rights Agreement and (iii) any employee or director incentive, compensation or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (l) and (m) of this Section 8, the Conversion Ratio in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the Fair Market Value of the consideration on the date received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock. In the event the Corporation shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to (i) the Rights Agreement or (ii) any employee or director incentive, compensation or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (l) and (m) of this Section 8 of Division A-1, the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange and (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time), and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange, (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant and (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants.

         (k) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, make an Extraordinary Distribution

(as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger, combination or consolidation to which paragraphs (p), (q) and (r) of this
Section 8 of Division A-1 do not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Ratio in effect immediately prior to such Extraordinary Distribution on Pro Rata Repurchase shall, subject to paragraphs (l) and (m) of this Section 8, be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of
(i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation and (ii) the Fair Market Value (as herein defined) of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the Effective Date (as hereinafter defined) of a Pro Rata Repurchase, as the case may be, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the Effective Date of a Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be; provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Conversion Ratio unless the amount of all cash dividends and distributions made during the period of twelve months preceding the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases including such Pro Rata Repurchase (for this purpose, including only that portion of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Effective Date of each such Pro Rata Repurchase), the Effective Dates of which fall within such twelve month period, exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Effective Date of such Pro Rata Repurchase. The Corporation shall send each holder of the Series A Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, and the Conversion Ratio in effect at such time.

         (l) Notwithstanding any other provisions of this Section 8 of Division A-1, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio.

         (m) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Section 8 of Division A-1, the Board of Directors of the Corporation shall in its sole discretion consider whether such action is of such a nature that it adversely affects the holders of the Series A Preferred Stock and that an adjustment to the Conversion Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio should be made pursuant to the foregoing provisions of this paragraph 8(m), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio, in addition to those required by the foregoing provisions of this Section 8 of Division A-1 as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

         (n) For purposes hereof, the following definitions shall apply:

                  (i) "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of the Series A Preferred Stock are outstanding) of (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Effective Date of such Pro Rata Repurchases, the Effective Date of which fall within such twelve month period, exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or
         (y) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (i) of this
         Section 8), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (k) of this
         Section 8 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution as of the date made plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to paragraph (k) of this Section 8.

                  (ii) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                  (iii) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the Composite Tape for New York Stock Exchange ("NYSE") transactions (the "Composite Tape") or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period.

                  (iv) "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

                  (v) "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean (x) the product of (A) the Fair Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (B) the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus
         (y) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                  (vi) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of the Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; PROVIDED, HOWEVER, that no purchase of shares of the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 8(n) of Division A-1, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of the Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer or exchange offer.

                  (vii) "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in Cleveland, Ohio are required or authorized to be closed.

                  (viii) "Unaffected Trading Day" shall mean each day on which the NYSE is open for business if the Corporation, its agents and others acting in concert do not purchase shares of Common Stock on such day and have not purchased shares of Common Stock after noon, New York time, on the previous day on which the NYSE was open for business.

         (o) Whenever an adjustment to the Conversion Ratio of the Series A Preferred Stock is required pursuant to this Section 8 of Division A-1, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Ratio determined as provided herein, of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio of the Series A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing Conversion Ratio to each holder of shares of the Series A Preferred Stock.

         (p) In the event that the Corporation shall consummate any consolidation, combination or merger or similar business combination transaction pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of the Series A Preferred Stock within the meaning of Section 409(e) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then subject to the Corporation's right to redeem the Series A Preferred Stock under Section 5(a)(i) of this Division A-1, the shares of the Series A Preferred Stock of such holder shall in connection therewith be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Section 5 of this Division A-1 and this Section 8 of Division A-1), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by this Section 8 of Division A-1, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock could have been converted immediately prior to such transaction; PROVIDED, HOWEVER, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to this Section 8 of Division A-1 after any such transaction as nearly equivalent to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series A Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

         (q) In the event that the Corporation shall consummate any consolidation, combination or merger or similar business combination transaction pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (p) of this Section 8 of Division A-1) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of the Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (r) of this Section 8 of Division A-1), be automatically converted by virtue of such merger, combination, consolidation or similar transaction immediately prior to its consummation into the number of shares of Common Stock into which such shares of the Series A Preferred Stock could have been converted at such time so that each share of the Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock could have been converted immediately prior to such transaction; PROVIDED, HOWEVER, that if by virtue of the structure or such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of the Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.)

         (r) In the event the Corporation shall enter into any agreement providing for any consolidation, combination or merger or similar business combination transaction described in paragraph (q) of this Section 8 of Division A-1, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of the Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of the Series A Preferred Stock, a cash payment equal to the amount payable in respect of shares of the Series A Preferred Stock upon redemption pursuant to Section 5 of Division A-1. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction.

         (s) Any shares of the Series A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall except for shares of the Series A Preferred Stock that have been redeemed pursuant to Section 5(b) of this Division A-1, which shares may be reissued to the trustee of the Plan, be cancelled as shares of Series A Preferred Stock and restored to the status of authorized but unissued shares of the Serial Preferred Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

         (t) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 1000 Lakeside Avenue, Cleveland, Ohio 44114 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted herein or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

         (u) In the event that, at any time as a result of an adjustment made pursuant to Section 8 of Division A-1, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 8 of Division A-1, and the provisions of each of the other Sections hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

         (v) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of the Series A Preferred Stock or shares of Common Stock or other securities issued on account of the Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of the Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of the Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

         (w) In the event that a holder of shares of the Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of the Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

         (x) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of the Series A Preferred Stock.


                                   DIVISION B

                        EXPRESS TERMS OF THE COMMON STOCK

         The Common Stock shall be subject to the express terms of the Serial Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

         FIFTH:   The Corporation, by action of its board of directors, may
purchase any issued shares of the Corporation.

         SIXTH:   These Eleventh Amended Articles of Incorporation supersede the heretofore existing Tenth Amended Articles of Incorporation and all amendments thereto.

         IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 28th day of April, 1989.


                                      /s/ Adolph Posnick
                                      -------------------------------------
                                      Chairman of the Board of Directors


                                      /s/ Paul B. Campbell
                                      -------------------------------------
                                      Secretary



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